[Blank Rome LLP Letterhead]




Phone:        (215) 569-5500
Fax:          (215) 569-5555


                                                        September 11, 2003


Commerce Bancorp, Inc.
Commerce Atrium
1701 Route 70 East
Cherry Hill, New Jersey 08034-5400

Re:      Commerce Bancorp, Inc.
         Shelf Registration Statement on Form S-3
         ----------------------------------------

Gentlemen:

         We have acted as counsel to Commerce Bancorp, Inc. (the "Company") in connection with the Shelf Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Shelf Registration Statement"), relating to the offer and sale by the Company of up to 5,750,000 shares of common stock, par value $1.00 per share (the "Common Stock"). This opinion is being furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

         In rendering this opinion, we have examined only the documents listed on Exhibit "A" attached hereto. We have not performed any independent investigation other than the document examination described. Our opinion is therefore qualified in all respects by the scope of that document examination. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents and records examined and the genuineness of all signatures. This opinion is limited to the laws of the State of New Jersey.

         Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock of the Company which are being offered and sold by the Company pursuant to the Shelf Registration Statement, when sold in the manner and for the consideration contemplated by the Shelf Registration Statement, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Shelf Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement, which is part of the Shelf Registration Statement.

                                            Sincerely,


                                            BLANK ROME LLP

                                   Exhibit "A"
                                  ------------

1.       The Company's Certificate of Incorporation and all amendments thereto.

2.       The Company's By-Laws, as amended.

3. Minutes of the July 15, 2003 and August 19, 2003 meetings of the Board of Directors of the Company.

4. Registration Statement on Form S-3 filed with the Securities and Exchange Commission, Registration Statement No. 333-107780.